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                                                                     EXHIBIT 4.4

                        HOUSTON INDUSTRIES INCORPORATED
                        STOCK PLAN FOR OUTSIDE DIRECTORS

                             _____________________


                                   ARTICLE I

                                    PURPOSE

                 The purpose of this Houston Industries Incorporated Stock Plan for Outside Directors (the "Plan") is to provide for a method of compensation of Outside Directors of Houston Industries Incorporated (the "Company") that will strengthen the alignment of their financial interests with those of the Company's shareholders through increased ownership of shares of the Company's Common Stock by such Outside Directors. The Plan is intended to (i) enhance the Company's ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its Subsidiaries; (ii) provide a means of compensating such Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and
(iii) enhance the interest of such Outside Directors in the Company's continued success and progress by further aligning each Outside Director's interests with those of the Company's shareholders. Stock Awards under this Plan shall be in addition to the annual retainer fee and meeting fees paid in cash to Outside Directors by the Company.

                                   ARTICLE II

                                  DEFINITIONS

                 For purposes of the Plan, the following terms shall have the meanings stated below.

                 ANNUAL AWARD DATE means the first day of the month immediately following each Annual Meeting of Shareholders, commencing with the June 1st following the May 22, 1996 Annual Meeting of Shareholders of the Company.

                 BOARD means the Board of Directors of the Company.

                 CODE means the Internal Revenue Code of 1986, as amended.

                 COMMON STOCK means, subject to the provisions of Section 7.3, the presently authorized common stock, without par value, of the Company.

                 COMPANY means Houston Industries Incorporated, a Texas corporation.

                 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                 OUTSIDE DIRECTOR means a person who is a member of the Board on an Annual Award Date and who is not a current employee of the Company or a

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         Subsidiary.

                 PLAN means the Houston Industries Incorporated Stock Plan for Outside Directors, as set forth herein and as from time to time amended.

                 STOCK AWARD means an award of shares of Common Stock granted by the Company to an Outside Director pursuant to Article V.

                 SUBSIDIARY means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                                  ARTICLE III

                 SHAREHOLDER APPROVAL AND RESERVATION OF SHARES

         3.1 Shareholder Approval: This Plan shall become effective as of May 22, 1996, only if approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock present and entitled to vote at the May 22, 1996 Annual Meeting of Shareholders of the Company.
This Plan shall automatically terminate and be null and void ab initio should such shareholder approval not be obtained.

         3.2 Shares Reserved Under Plan: The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 100,000 shares, subject to adjustment as hereinafter provided. All or any part of such 100,000 shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or are hereafter reacquired by the Company. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 7.3 and to give effect to any amendment adopted as provided in Section 6.1.

                                   ARTICLE IV

                             PARTICIPATION IN PLAN

         4.1 Eligibility to Receive Stock Awards: Stock Awards under this Plan shall be granted only to persons who are Outside Directors on the applicable annual Award Date.

         4.2 Participation Not a Guarantee of Continuing Service as a Member of the Board: Nothing in this Plan shall in any manner be construed to
(a) limit in any way the right or power of the Company's stockholders to remove an Outside Director, without regard to the effect of such removal on any rights such Outside Director would otherwise have under this Plan, or (b) give any right to such an Outside Director (i) to be nominated for reelection or to be reelected as such and/or (ii) after ceasing to be an Outside Director, to receive any shares of Common Stock of the Company under this Plan to which such Outside Director is not entitled under the express provisions of this Plan.





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                                   ARTICLE V

                                  STOCK AWARDS

         5.1 Annual Awards: As of each Annual Award Date, each Outside Director then in office shall be granted 500 shares of Common Stock.

         5.2 Form of Award: The grant of a Stock Award shall be implemented by registration on the stock transfer records of the Company and (unless the Company shall elect to use uncertificated shares) the delivery of certificates for shares of Common Stock to the Outside Director. Each share issued in respect of any Stock Award hereunder shall be registered in the name of the Outside Director to whom it is granted and shall be immediately delivered to such Outside Director as soon as practicable after the Annual Award Date.

                                   ARTICLE VI

                       AMENDMENT AND TERMINATION OF PLAN

         6.1 Amendment, Modification, Suspension or Termination: The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required by applicable legal requirements and (b) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

         6.2 Termination: This Plan shall automatically terminate on May 22, 1996 if the condition set forth in Section 3.1 is not satisfied. If not so terminated, the Plan shall continue indefinitely except the Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. The termination of the Plan shall not affect the applicability of any provision of the Plan to Stock Awards made prior to such termination.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 Restrictions Upon Grant of Stock Awards: The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Outside Directors receiving such shares) may be necessary or desirable and, in any such event, if the Company so determines, issuance or delivery of such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.





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         7.2     Restrictions Upon Resale of Unregistered Stock:  If the shares of Common Stock that have been transferred to an Outside Director pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Outside
Director, if the Company deems it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Outside Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) that such Outside Director is acquiring such shares of Common Stock for such Outside Director's own account and not with a view to the distribution thereof.

         7.3 Adjustments: In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and (ii) the number of shares delivered on any Annual Award Date occurring after the applicable record date or effective date shall be proportionately adjusted to reflect such transaction.

         7.4 Withholding of Taxes: Unless otherwise required by applicable federal or state legislation or regulation, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with a Stock Award under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

         7.5 Governing Law: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.

         7.6 Unfunded Status of Plan: This Plan shall be an unfunded plan. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of Common Stock granted under this Plan.

         7.7 No Assignment or Transfer: No rights to receive Stock Awards under the Plan shall be assignable or transferrable by an Outside Director except by will or the laws of descent and distribution.

                                                 HOUSTON INDUSTRIES INCORPORATED






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